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Exhibt 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The 2003 Incentive Award Plan of Cogent Communications Group, Inc. of our report dated March 17, 2004, with respect to the consolidated financial statements of FirstMark Communications Participations S.à r.l. and subsidiaries included in its Report on Form 8-K of Cogent Communications Group, Inc. for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                        /s/ Ernst & Young S.A.

Luxembourg, Grand Duchy of Luxembourg
June 4, 2004

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Consent of Independent Auditors